As filed with the Securities and Exchange Commission on October 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YELP INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-1854266
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

140 New Montgomery Street, 9th Floor

San Francisco, California 94105

(415) 908-3801

(Address of principal executive offices) (Zip code)

2012 Equity Incentive Plan, As Amended

(Full title of the plan)

Rob Krolik

Chief Financial Officer

Yelp Inc.

140 New Montgomery Street, 9th Floor

San Francisco, California 94105

(415) 908-3801

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

David G. Peinsipp Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Laurence Wilson SVP, Legal and UserOps, General Counsel Yelp Inc. 140 New Montgomery Street, 9th Floor San Francisco, California 94105 (415) 908-3801

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.000001 per share	2,000,000	$67.26(2)	$134,520,000(2)	$17,326.18

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Class A Common Stock.
(2)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $67.26 per share, the average of the high and low prices of the Registrant’s Class A Common Stock on October 28, 2013 as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of Class A Common Stock of Yelp Inc. (the “Registrant”) issuable pursuant to the Yelp Inc. 2012 Equity Incentive Plan, as amended (the “Plan”). These additional shares of Class A Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-180221) was filed with the Securities and Exchange Commission on March 19, 2012. These additional shares of Class A Common Stock became reserved for issuance upon stockholder approval of an amendment to the Plan to increase the aggregate number of shares of Class A Common Stock that may be issued pursuant to awards under the Plan at the Registrant’s 2013 Annual Meeting of Stockholders.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The contents of the earlier registration statement on Form S-8 relating to the Plan, previously filed with the Securities and Exchange Commission on March 19, 2012 (File No. 333-180221);

(b) The description of the Registrant’s Class A Common Stock contained in a registration statement on Form 8-A filed with the Securities and Exchange Commission on February 27, 2012 (File No. 001-35444) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

(c) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Securities and Exchange Commission on February 27, 2013;

(d) The information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2012 from our definitive proxy statement on Schedule 14A for our 2013 Annual Meeting of Stockholders, filed with the SEC on April 23, 2013;

(e) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the Securities and Exchange Commission on May 3, 2013, August 2, 2013 and October 29, 2013, respectively;

(f) The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2012; and

(g) The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 8, 2013, June 11, 2013, July 24, 2013 and October 29, 2013.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of Yelp Inc.	8-K	001-35444	3.1	3/9/2012

3.2	Amended and Restated Bylaws of Yelp Inc.	S-1/A	333-178030	3.4	2/3/2012

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Class A Common Stock Certificate.	S-1/A	333-178030	4.1	2/3/2012

4.3	Form of Class B Common Stock Certificate.	S-1/A	333-178030	4.2	2/3/2012

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

23.3	Consent of Independent Auditors.					X

24.1	Power of Attorney (included on signature page).					X

99.1	Fourth Amended and Restated Investor Rights Agreement, by and between Registrant and the investors listed on Schedules I and II thereto, dated January 22, 2010.	S-1	333-178030	10.1	11/17/2011

99.2	2012 Equity Incentive Plan, as amended.	8-K	001-35444	10.1	6/11/2013

99.3	Form of Option Agreement and Grant Notice and RSU Award Agreement and Grant Notice under the 2012 Equity Incentive Plan, as amended.	S-1/A	333-178030	10.17	2/3/2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 30th of October, 2013.

YELP INC.

By:	/s/ Jeremy Stoppelman
Jeremy Stoppelman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rob Krolik and Laurence Wilson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeremy Stoppelman	Chief Executive Officer and Director	October 30, 2013
Jeremy Stoppelman	(Principal Executive Officer)

/s/ Geoff Donaker	Chief Operating Officer and Director	October 30, 2013
Geoff Donaker

/s/ Rob Krolik	Chief Financial Officer	October 30, 2013
Rob Krolik	(Principal Financial and Accounting Officer)

/s/ Max R. Levchin	Chairman	October 30, 2013
Max R. Levchin

/s/ Fred Anderson	Director	October 30, 2013
Fred Anderson

/s/ Peter Fenton	Director	October 30, 2013
Peter Fenton

/s/ Robert Gibbs	Director	October 30, 2013
Robert Gibbs

/s/ Diane Irvine	Director	October 30, 2013
Diane Irvine

/s/ Jeremy Levine	Director	October 30, 2013
Jeremy Levine

/s/ Keith Rabois	Director	October 30, 2013
Keith Rabois

EXHIBIT INDEX

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of Yelp Inc.	8-K	001-35444	3.1	3/9/2012

3.2	Amended and Restated Bylaws of Yelp Inc.	S-1/A	333-178030	3.4	2/3/2012

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Class A Common Stock Certificate.	S-1/A	333-178030	4.1	2/3/2012

4.3	Form of Class B Common Stock Certificate.	S-1/A	333-178030	4.2	2/3/2012

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

23.3	Consent of Independent Auditors.					X

24.1	Power of Attorney (included on signature page).					X

99.1	Fourth Amended and Restated Investor Rights Agreement, by and between Registrant and the investors listed on Schedules I and II thereto, dated January 22, 2010.	S-1	333-178030	10.1	11/17/2011

99.2	2012 Equity Incentive Plan, as amended.	8-K	001-35444	10.1	6/11/2013

99.3	Form of Option Agreement and Grant Notice and RSU Award Agreement and Grant Notice under the 2012 Equity Incentive Plan.	S-1/A	333-178030	10.17	2/3/2012